UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1933
Date of Report (Date of earliest event reported): September 14, 2016

OWENS REALTY MORTGAGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54957	46-0778087
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California		94595
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (925) 935-3840
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported, TOTB Miami, LLC ("TOTB Miami") and TOTB North, LLC ("TOTB North" and together with TOTB Miami "TOTB"), subsidiaries of Owens Realty Mortgage, Inc. (the "Company"), agreed to sell certain buildings, land and related assets commonly known as the "Treasures on the Bay", which includes 169 condominium units and 160 apartment units (the "TOTB Property").  The sale terms were set forth in a Purchase Agreement and Deposit Receipt (the "Purchase Agreement"), dated March 16, 2016, between TOTB and Interwest Capital Corporation, as modified by the Seventh Amendment to Purchase Agreement and Deposit Receipt, dated as of June 7, 2016 (the "Amendment"). The Company owns an 80.74% interest in TOTB, and the Company's manager, Owens Financial Group, Inc. is the owner of the other 19.26% interest in TOTB.

On September 14, 2016, TOTB completed the sale of the TOTB Property to Interwest Capital, an unaffiliated third party, for $75.5 million in cash. The sale resulted in extinguishment of approximately $32.9 million of debt and net sales proceeds of approximately $40.8 million ($32.9 million to the Company after noncontrolling interest). The gain on the sale of the TOTB Property was approximately $19.3 million (or $15.6 million to the Company after noncontrolling interest).

The Purchase Agreement is attached as an exhibit to a Form 8-K filed with the SEC on March 22, 2016, and the Amendment is attached as an exhibit to a Form 8-K filed with the SEC on June 8, 2016.  The Purchase Agreement, the Amendment and the press release announcing the closing of the TOTB sale, attached hereto as Exhibit 99.1, are incorporated herein by reference.
Forward-Looking Statements
This Current Report (including information included or incorporated by reference herein) contains "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about the Company's plans, strategies, prospects, and anticipated events, including the transactions or other items discussed in this Current Report, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission including those appearing under the heading "Item 1A. Risk Factors" in the Company's most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.
Item 9.01 Financial Statements and Exhibits
(b)	Pro Forma Financial Information
        Certain pro forma financial information is attached hereto as Exhibit 99.2
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated September 15, 2016
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Owens Realty Mortgage, Inc.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS REALTY MORTGAGE, INC.,
a Maryland corporation

Dated: September 15, 2016         By:       /s/ Bryan H. Draper
Name:  Bryan H. Draper
Title:    President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press Release dated September 15, 2016
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Owens Realty Mortgage, Inc.